Exhibit 4.7

Execution Version

TREEHOUSE FOODS, INC., as Issuer
THE GUARANTORS PARTY HERETO, as Guarantors
AND
COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

4.000% SENIOR NOTES DUE 2028 THIRTEENTH SUPPLEMENTAL INDENTURE DATED AS OF
DECEMBER 5, 2022
TO THE INDENTURE DATED AS OF
March 2, 2010

This THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of December 5, 2022 (this
“Supplemental Indenture”), is by and among TreeHouse Foods, Inc., a Delaware corporation (such corporation and any successor as defined in the Base Indenture and herein, the “Company”), the existing Guarantors party to the Indenture (as defined below), Pickles Manufacturing LLC, a Delaware limited liability corporation, and Refrigerated Dough, Inc., a Delaware corporation (each, an “Additional Guarantor” and together, the “Additional Guarantors”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, a national banking association, as trustee (such institution and any successor as defined in the Base Indenture, the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the existing Guarantors have previously executed and delivered an Indenture, dated as of March 2, 2010 (the “Base Indenture”), with the Trustee providing for the issuance from time to time of one or more series of the Company’s senior debt securities, as amended and supplemented by a Twelfth Supplemental Indenture, dated as of September 9, 2020 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of the Company’s 4.000% Notes due 2028 (the “Notes”);

WHEREAS, Section 4.15 of the Twelfth Supplemental Indenture provides that in the event that any Domestic Subsidiary guarantees or becomes a borrower under the Credit Agreement, then the Company shall cause such Domestic Subsidiary to simultaneously become a Guarantor of the Notes, in accordance with the terms of the Indenture;

WHEREAS, Section 9.01 of the Twelfth Supplemental Indenture provides that the Trustee may enter into an indenture supplemental to the Indenture, without the consent of the Holders, to add any Person as a Guarantor;

WHEREAS, each Additional Guarantor is entering into this Supplemental Indenture to add such Additional Guarantor as a Guarantor;

WHEREAS, the Indenture is incorporated herein by reference; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of each Additional Guarantor have been completed or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, the existing Guarantors, the Additional Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions; Rules of Construction.

All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture. The words “herein,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
AGREEMENT TO GUARANTEE

Section 2.01    Agreement to Guarantee.
Each Additional Guarantor hereby agrees to become a party to the Indenture as a Guarantor and shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
Each Additional Guarantor agrees to be bound by all other provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE 3 MISCELLANEOUS
Section 3.01    Indenture Remains in Full Force and Effect.
Except as expressly amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect in accordance with its terms.

Section 3.02    Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03 Severability.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.04 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.05    Table of Contents, Headings, Etc.

The headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.06 Jury Trial Waiver.

EACH OF THE COMPANY, THE EXISTING GUARANTORS, THE ADDITIONAL GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.07 Concerning the Trustee.

The Trustee shall not be responsible or liable in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Subsidiary Guarantee of each Additional Guarantor or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and such Additional Guarantor. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Company hereby confirms to the Trustee that this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax
Compliance Act (“FATCA”) purposes. The Company shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Company.

[Signature pages follow]

SIGNATURES

Dated as of the date first written above.

COMPANY:

TREEHOUSE FOODS, INC.

By:     /s/ Michael Kim    Name: Michael Kim
Title: VP & Treasurer

[Signature Page to the Supplemental Indenture]

GUARANTORS:

BAY VALLEY FOODS, LLC
STURM FOODS, INC.
S.T. SPECIALTY FOODS, INC.
ASSOCIATED BRANDS, INC.
TREEHOUSE PRIVATE BRANDS, INC.
LINETTE QUALITY CHOCOLATES, INC.
RALCORP FROZEN BAKERY PRODUCTS, INC.
COTTAGE BAKERY, INC.
THE CARRIAGE HOUSE COMPANIES, INC.
AMERICAN ITALIAN PASTA COMPANY
PROTENERGY HOLDINGS, INC.
PROTENERGY NATURAL FOODS, INC.
TREEHOUSE FOOD SERVICES, LLC
PICKLES MANUFACTURING LLC
REFRIGERATED DOUGH, INC.

By:     /s/ Michael Kim    Name: Michael Kim
Title: VP & Treasurer
[Signature Page to the Supplemental Indenture]

TRUSTEE:

COMPUTERSHARE TRUST COMPANY, N.A., AS SUCCESSOR TO WELLS FARGO BANK, NATlONAL ASSOCIATION
as Trustee
By:     /s/ Linda Lopez
    Name: Linda Lopez
    Title: Vice President

[Signature Page to the Supplemental Indenture]